SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2004

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Form 8-K	Cincinnati Bell Inc.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Earnings Release of Cincinnati Bell Inc. dated July 28, 2004.

Item 12. Results of Operations and Financial Conditions.

     On July 28, 2004, Cincinnati Bell Inc. reported its financial results for the second quarter 2004. The earnings release is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.

     The earnings release contains non-GAAP financial measures, including net debt and cash flow, which are not prepared in accordance with GAAP. Net debt is defined as the sum of short-term debt and long-term debt, net of the fair value of hedging instruments that are applicable to such debt, in addition to BRCOM preferred stock (as applicable), offset by cash and cash equivalents. Cash flow is defined as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations and assets in investing activities. A detailed reconciliation of the company’s net debt and cash flow to comparable GAAP financial measures is included in the financial tables that are part of the earnings release.

     These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Cincinnati Bell Inc. management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson Christopher J. Wilson Vice President and General Counsel
Date: July 28, 2004

Exhibit Index

Exhibit No.	Exhibit	Page No.
99.1	Press Release of the Company dated July 28, 2004